Exhibit 3.1.2

State of Delaware Secretary of State Division of Corporations Delivered 08:31 PM 12/15/2006 FILED 07:39 PM 12/15/2006 SRV 061154427 - 3556961 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION OF

VOLKSWAGEN AUTO LEASE UNDERWRITTEN FUNDING, LLC

Volkswagen Auto Lease Underwritten Funding, LLC (hereinafter called the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is:

Volkswagen Auto Lease Underwritten Funding, LLC

2. Article I of the Certificate of Formation of the Company is hereby amended to read in its entirety as follows:

“ARTICLE I

The name of the limited liability company is Volkswagen Auto Lease/Loan Underwritten Funding, LLC (hereinafter referred to as the “Company”).”

Executed on this 15th day of December 2006.

By:	/s/ Maria L. Tararo
Name: Maria L. Tararo
Title: Authorized person

State of Delaware Secretary of State Division of Corporations Delivered 11:00 AM 12/04/2012 FILED 09:54 AM 12/04/2012 SRV 121290016 - 3556961 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is    VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC                        .

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400                                     (street), in the City of Wilmington                                                  , Zip Code 19808                    . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is            Corporation Service Company                                    .

By:	/s/ Maureen Cathell
Authorized Person

Name:	Maureen Cathell
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